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                                                                   Exhibit 10.51
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                                PROMISSORY NOTE

$555,250.00                                                   New York, New York
January 12, 2001

     FOR VALUE RECEIVED, Yehuda Harats ("Maker") hereby promises to pay to the order of Electric Fuel Corporation ("EFC"), at 632 Broadway, New York, New York, or at such other place as may be designated in writing by EFC or any subsequent holder of this Note ("Holder"), the principal sum of Five Hundred Fifty-Five Thousand Two Hundred Fifty Dollars ($555,250.00), on January 12, 2011, together with simple interest from the date hereof on the principal amount from time to time unpaid at a per annum rate equal to the lesser of (i) 6.5%, and (ii) 1% over the then-current Federal Funds Rate, until the principal sum is paid in full. Interest will accrue on the loan until maturity.

     All payments hereunder shall be made in United States Dollars only. Maker may prepay this Note at any time and from time to time without premium or penalty.

     Maker will bear no personal liability on the principal and accrued interest of this Note.

     In the event that the Maker files or has filed against the Maker any petition under any bankruptcy or insolvency law or for the appointment of a receiver or makes a general assignment for the benefit of creditors, then the entire unpaid principal of this note, together with accrued interest thereon, shall automatically become immediately due and payable. No failure by the holder to take action with respect to any default hereunder shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default the Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, to the extent allowed by law.

     This Note shall be secured by a pledge to EFC of 100,000 shares (the "Pledged Shares") of EFC's common stock, $0.01 par value, acquired with this note.

     The recourse under this note shall only be to the Pledged Shares. EFC shall have all rights of a secured party under the Uniform Commercial Code as in effect in the State of New York, including without limitation all remedies available thereunder to a secured party in the event of a default in the performance of the obligation secured, with respect to the Pledged Shares, and Maker will take all actions reasonably requested by EFC to perfect such security interest, including without limitation delivering to EFC the stock certificate or certificates representing the Pledged Shares, together with stock powers duly endorsed in blank. EFC shall release its security interest in the Pledged Shares when all principal and interest owed hereunder have been paid in full. Notwithstanding the foregoing, EFC shall sell Pledged Shares per Maker's instructions from time to time, provided that with respect to any and each such sale EFC may withhold from the proceeds of such sale that percentage of the original principal and accrued but unpaid interest under this Note as the Pledges Shares sold shall bear to the original 100,000 Pledged Shares (so that if, for example, Maker instructs EFC to sell 28,000 Pledged Shares, EFC shall be entitled to withhold from the proceeds of such sale 28% of the original principal amount and accrued but unpaid interest under this Note).

     The Maker hereby waives presentment, demand, notice of nonpayment, protest and all other demands, notices and defenses (other than payment) in connection with the delivery, acceptance, performance and enforcement of this note.
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     This Note shall be deemed to have been made under and shall in all respects be governed by the internal laws of the State of New York without reference to conflicts of laws. Maker consents to the exclusive jurisdiction of the courts in New York, New York with respect to any and all suits brought in connection with this Agreement, and waives any right to object to the personal or subject matter jurisdiction of such court and waives any right to move dismissal based on grounds of forum non conveniens.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the 12/th/ day of January, 2001.


                                                        /s/ Yehuda Harats
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                                                            Yehuda Harats

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